                 As filed with the Securities and Exchange Commission
                                  on March 31, 1999
                                                     Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                            CENTENNIAL TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

               DELAWARE                                04-2978400
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification Number)

     7 LOPEZ ROAD, WILMINGTON, MASSACHUSETTS                01887
     (Address of Principal Executive Offices)             (Zip Code)

                          1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

                                   DONALD R. PECK
                      SECRETARY, TREASURER AND GENERAL COUNSEL
                           CENTENNIAL TECHNOLOGIES, INC.
                                    7 LOPEZ ROAD
                          WILMINGTON, MASSACHUSETTS  01887

                      (Name and address of agent for service)

                                   (978) 988-8848
           (Telephone number, including area code, of agent for service)

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                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                           PROPOSED MAXIMUM        MAXIMUM             AMOUNT OF
    TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
     TO BE REGISTERED      REGISTERED           SHARE                PRICE                FEE
-------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value            200,000           $   .66(1)           $ 132,000(1)           $ 36.70
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported by certain internet-based bulletin board services on March 25, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
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--------------------------------------------------------------------------------

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended
(the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act on November 19, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Article Seventh of the Registrant's Amended and Restated ByLaws, each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

          Section 145 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and
(iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel or the stockholders. The board of Directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

     As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the

Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


Item 8.   EXHIBITS

          The Exhibit Index immediately preceding the exhibits to this Registration Statement is incorporated herein by reference.


Item 9.   UNDERTAKINGS

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial BONA FIDE offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Massachusetts, on the 31st day of March, 1999.


                                   CENTENNIAL TECHNOLOGIES, INC.



                                   By: /s/ L. Michael Hone
                                      --------------------------------------
                                       L. Michael Hone
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

                                  POWER OF ATTORNEY

     We, the undersigned officers and directors of Centennial Technologies, Inc., hereby severally constitute and appoint Donald R. Peck and S. Donald Gonson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Centennial Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                       Title                       Date
---------                       -----                       ----

/s/ L. Michael Hone             President, Chief Executive  March 31, 1999
-----------------------------   Officer and Director
L. Michael Hone                 (Principal Executive
                                Officer)


/s/ William J. Shea             Chairman of the Board       March 31, 1999
-----------------------------
William J. Shea


/s/ Donald R. Peck              Secretary, Treasurer and    March 31, 1999
-----------------------------   General Counsel (Principal
Donald R. Peck                  Financial and Accounting
                                Officer)


/s/ Eugene M. Bullis            Director                    March 31, 1999
-----------------------------
Eugene M. Bullis


/s/ Steven M. DePerrior         Director                    March 31, 1999
-----------------------------
Steven M. DePerrior


/s/ Jay M. Eastman              Director                    March 31, 1999
-----------------------------
Jay M. Eastman

/s/ David A. Lovenheim          Director                    March 31, 1999
-----------------------------
David A. Lovenheim


/s/ John J. Sheilds             Director                    March 31, 1999
-----------------------------
John J. Shields

                                    EXHIBIT INDEX




Exhibit
Number         Description
-------        -----------

4.1(1)         Certificate of Incorporation of the Registrant, as amended

4.2(2)         Amended and Restated ByLaws of the Registrant

4.3(3)         Specimen Certificate of Common Stock of the Registrant

5              Opinion of Hale and Dorr LLP

23.1           Consent of Hale and Dorr (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included on the signature page of this Registration Statement)

-----------------------
(1) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") on November 6, 1998.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on November 19, 1998.

(3) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 1997.